Exhibit 99.1

Electronic Arts Reports Q4 and Full Year FY21 Financial Results

Results Above Expectations, Record Annual Operating Cash Flow Driven by Successful New Games, Live Services Engagement, and Network Growth

REDWOOD CITY, CA – May 11, 2021 – Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its fiscal fourth quarter and full year ended March 31, 2021.

“Our teams have done incredible work over the last year to deliver amazing experiences during a very challenging time for everyone around the world,” said Andrew Wilson, CEO of Electronic Arts. “With tremendous engagement across our portfolio, we delivered a record year for Electronic Arts. We’re now accelerating in FY22, powered by expansion of our blockbuster franchises to more platforms and geographies, a deep pipeline of new content, and recent acquisitions that will be catalysts for further growth.”

“EA delivered a strong quarter, driven by live services and Apex Legends’ extraordinary performance. Apex steadily grew through the last year, driven by the games team and the content they are delivering,” said COO and CFO Blake Jorgensen. “Looking forward, the momentum in our existing live services provides a solid foundation for FY22. Combined with a new Battlefield and our recent acquisitions, we expect net bookings growth in the high teens.”

Selected Operating Highlights and Metrics

•Net bookings1 for fiscal 2021 was $6.190 billion, up 15% year-over-year, and over $600 million above original expectations.
•Delivered 13 new games and had more than 42 million new players join our network during the fiscal year.
•FIFA 21, life to date, has more than 25 million console/PC players.
•FIFA Ultimate Team™ players grew 16% year-over-year and FUT matches were up 180%.
•Apex Legends™ has more than 100 million players life to date on console/PC, and Season 8 had more than 12 million weekly average players.
•Record number of new players joined Madden NFL on console/PC during fiscal 21.
•The SimsTM 4, life to date, has almost 36 million players and delivered its sixth consecutive year of franchise growth.

Selected Financial Highlights and Metrics

•Net cash provided by operating activities was $371 million for the quarter and $1.934 billion for the fiscal year.
•EA repurchased 2.4 million shares for $325 million during the quarter, bringing the total for the fiscal year to 5.6 million shares for $729 million.
•EA paid a cash dividend of $0.17 per share during the quarter.

Dividend

EA has declared a quarterly cash dividend of $0.17 per share of the Company’s common stock. The dividend is payable on June 23, 2021 to shareholders of record as of the close of business on June 2, 2021.

Quarterly Financial Highlights

	Three Months Ended
	March 31,
	2021	2020
(in $ millions, except per share amounts)
Full game	250	356
Live services and other	1,096	1,031
Total net revenue	1,346	1,387

Net income	76	418
Diluted earnings per share	0.26	1.43

Operating cash flow	371	498

Value of shares repurchased	325	291
Number of shares repurchased	2.4	2.7

The following GAAP-based financial data2 and tax rate of 18% was used internally by company management to adjust its GAAP results in order to assess EA’s operating results:

	Three Months Ended March 31, 2021
		GAAP-Based Financial Data
(in $ millions)	Statement of Operations	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Stock-based compensation
Total net revenue	1,346	—	144	—
Cost of revenue	319	(4)	—	(1)
Gross profit	1,027	4	144	1
Total operating expenses	852	(14)	—	(108)
Operating income	175	18	144	109
Interest and other income (expense), net	(10)	—	—	—
Income before provision for income taxes	165	18	144	109
Number of shares used in computation:
Diluted	290

Fiscal Year Financial Highlights

	Twelve Months Ended
	March 31,
	2021	2020
(in $ millions)
Full game	1,613	1,887
Live services and other	4,016	3,650
Total net revenue	5,629	5,537

Net income	837	3,039*
Diluted earnings per share	2.87	10.30*

Operating cash flow	1,934	1,797

Value of shares repurchased	729	1,207
Number of shares repurchased	5.6	12.3

*Includes the impact of one-time tax benefits recognized during the period.

The following GAAP-based financial data2 and tax rate of 18% was used internally by company management to adjust its GAAP results in order to assess EA’s operating results:

	Twelve Months Ended March 31, 2021
		GAAP-Based Financial Data
(in $ millions)	Statement of Operations	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Stock-based compensation
Total net revenue	5,629	—	561	—
Cost of revenue	1,494	(4)	—	(5)
Gross profit	4,135	4	561	5
Total operating expenses	3,089	(30)	—	(430)
Operating income	1,046	34	561	435
Interest and other income (expense), net	(29)	—	—	—
Income before provision for income taxes	1,017	34	561	435
Number of shares used in computation:
Diluted	292

Operating Metric

The following is a calculation of our total net bookings1 for the periods presented:

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2021	2020	2021	2020
(in $ millions)
Total net revenue	1,346	1,387	5,629	5,537
Change in deferred net revenue (online-enabled games)	144	(131)	561	(165)
Net bookings	1,490	1,256	6,190	5,372

Business Outlook as of May 11, 2021

Our financial expectations for the first quarter ending June 30, 2021 and the fiscal year ending March 31, 2022 include estimates of the impact of our recent acquisitions on consolidated results, including our acquisition of Glu Mobile on April 29, 2021. The GAAP and operating cash flow estimates could be materially impacted as we integrate these recent acquisitions.

Fiscal Year 2022 Expectations – Ending March 31, 2022

Financial metrics:
•Net revenue is expected to be approximately $6.800 billion.
◦Change in deferred net revenue (online-enabled games) is expected to be approximately $500 million.
•Net income is expected to be approximately $390 million.
•Diluted earnings per share is expected to be approximately $1.34.
•Operating cash flow is expected to be approximately $1.750 billion.
•The Company estimates a share count of 292 million for purposes of calculating fiscal year 2022 diluted earnings per share.

Operational metric:
•Net bookings1 is expected to be approximately $7.300 billion.

In addition, the following outlook for GAAP-based financial data2 and a long-term tax rate of 18% are used internally by EA to adjust our GAAP expectations to assess EA’s operating results and plan for future periods:

	Twelve Months Ending March 31, 2022
		GAAP-Based Financial Data
	GAAP Guidance	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Stock-based compensation
(in $ millions)
Total net revenue	6,800	—	500	—
Cost of revenue	1,828	(40)	—	—
Operating expense	4,125	(285)	—	(575)
Income before provision for income taxes	790	325	500	575
Net income	390
Number of shares used in computation:
Diluted shares	292

First Quarter Fiscal Year 2022 Expectations – Ending June 30, 2021
Financial metrics:
•Net revenue is expected to be approximately $1.475 billion.
◦Change in deferred net revenue (online-enabled games) is expected to be approximately $(225) million.
•Net income is expected to be approximately $70 million.
•Diluted earnings per share is expected to be approximately $0.24.
•The Company estimates a share count of 291 million for purposes of calculating first quarter fiscal 2022 diluted earnings per share.

Operational metric:
•Net bookings1 is expected to be approximately $1.250 billion.

In addition, the following outlook for GAAP-based financial data2 and a long-term tax rate of 18% are used internally by EA to adjust our GAAP expectations to assess EA’s operating results and plan for future periods:

	Three Months Ending June 30, 2021
		GAAP-Based Financial Data
	GAAP Guidance	Acquisition-related expenses	Change in deferred net revenue (online-enabled games)	Stock-based compensation
(in $ millions)
Total net revenue	1,475	—	(225)	—
Cost of revenue	287	(5)	—	—
Operating expense	955	(70)	—	(125)
Income before provision for income taxes	220	75	(225)	125
Net income	70
Number of shares used in computation:
Diluted shares	291

Conference Call and Supporting Documents

Electronic Arts will host a conference call on May 11, 2021 at 2:00 pm PT (5:00 pm ET) to review its results for the fiscal quarter and year ended March 31, 2021 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number (866) 324-3683 (domestic) or (509) 844-0959 (international), using the conference code 1076176 or via webcast at EA’s IR Website at http://ir.ea.com.

EA has posted a slide presentation with a financial model of EA’s historical results and guidance on EA’s IR Website. EA will also post the prepared remarks and a transcript from the conference call on EA’s IR Website.

A dial-in replay of the conference call will be available until May 25, 2021 at 855-859-2056 (domestic) or 404-537-3406 (international) using pin code 1076176. An audio webcast replay of the conference call will be available for one year on EA’s IR Website.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s fiscal 2022 expectations under the heading “Business Outlook as of May 11, 2021,” and other information regarding EA's fiscal 2022 expectations contain forward-looking statements that are subject to change. Statements including words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “predict,” “seek,” “goal,” “will,” “may,” “likely,” “should,” “could” (and the negative of any of these terms), “future” and similar expressions also identify forward-looking statements. These forward-looking statements are not guarantees of future performance and reflect management’s current expectations. Our actual results could differ materially from those discussed in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: the impact of the COVID-19 pandemic, sales of the Company’s products and services; the Company’s ability to develop and support digital products and services, including managing online security and privacy; outages of our products, services and technological infrastructure; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; governmental regulations; the effectiveness of the Company’s sales and marketing programs; timely development and release of the Company’s products and services; the Company’s ability to realize the anticipated benefits of, and integrate, acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to develop and implement new technology; foreign currency exchange rate fluctuations; general economic conditions; changes in our tax rates or tax laws; and other factors described in Part II, Item 1A of Electronic Arts’ latest Quarterly Report on Form 10-Q under the heading “Risk Factors”, as well as in other documents we have filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2020.

These forward-looking statements are current as of May 11, 2021. Electronic Arts assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Annual Report on Form 10-K for the fiscal year ended March 31, 2021. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-K for the fiscal year ended March 31, 2021.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company develops and delivers games, content and online services for Internet-connected consoles, mobile devices and personal computers.

In fiscal year 2021, EA posted GAAP net revenue of $5.6 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality brands such as EA SPORTS™ FIFA, Battlefield™, Apex Legends™, The Sims™, Madden NFL, Need for Speed™, Titanfall™ and Plants vs. Zombies™. More information about EA is available at www.ea.com/news.

EA SPORTS, Ultimate Team, Battlefield, Need for Speed, Apex Legends, The Sims, Titanfall and Plants vs. Zombies are trademarks of Electronic Arts Inc. John Madden, NFL, and FIFA are the property of their respective owners and used with permission.

For additional information, please contact:

Chris Evenden	John Reseburg
Vice President, Investor Relations	Vice President, Global Communications
650-628-0255	650-628-3601
cevenden@ea.com	jreseburg@ea.com

1 Net bookings is defined as the net amount of products and services sold digitally or sold-in physically in the period. Net bookings is calculated by adding total net revenue to the change in deferred net revenue for online-enabled games.

2 For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-K for the fiscal year ended March 31, 2020.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(in $ millions, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2021	2020	2021	2020
Net revenue	1,346	1,387	5,629	5,537
Cost of revenue	319	269	1,494	1,369
Gross profit	1,027	1,118	4,135	4,168
Operating expenses:
Research and development	468	402	1,778	1,559
Marketing and sales	196	167	689	631
General and administrative	174	142	592	506
Acquisition-related contingent consideration	—	—	—	5
Amortization of intangibles	14	6	30	22
Total operating expenses	852	717	3,089	2,723
Operating income	175	401	1,046	1,445
Interest and other income (expense), net	(10)	13	(29)	63
Income before provision for (benefit from) income taxes	165	414	1,017	1,508
Provision for (benefit from) income taxes	89	(4)	180	(1,531)
Net income	76	418	837	3,039
Earnings per share
Basic	0.26	1.44	2.90	10.37
Diluted	0.26	1.43	2.87	10.30
Number of shares used in computation
Basic	288	290	289	293
Diluted	290	292	292	295

Results (in $ millions, except per share data)
The following table reports the variance of the actuals versus our guidance provided on February 2, 2021 for the three months ended March 31, 2021 plus a comparison to the actuals for the three months ended March 31, 2020.

	Three Months Ended March 31,
	2021		2021	2020
	Guidance	Variance	Actuals	Actuals
Net revenue
Net revenue	1,317	29	1,346	1,387
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[1]	58	86	144	(131)
Cost of revenue
Cost of revenue	302	17	319	269
GAAP-based financial data
Acquisition-related expenses	—	(4)	(4)	(3)
Stock-based compensation	—	(1)	(1)	(1)
Operating expenses
Operating expenses	837	15	852	717
GAAP-based financial data
Acquisition-related expenses	(4)	(10)	(14)	(6)
Stock-based compensation	(114)	6	(108)	(90)
Income before tax
Income before tax	172	(7)	165	414
GAAP-based financial data
Acquisition-related expenses	4	14	18	9
Change in deferred net revenue (online-enabled games)[1]	58	86	144	(131)
Stock-based compensation	114	(5)	109	91
Tax rate used for management reporting	18%		18%	18%
Earnings (loss) per share
Basic	(0.07)	0.33	0.26	1.44
Diluted	(0.07)	0.33	0.26	1.43
Number of shares
Basic	289	(1)	288	290
Diluted	289	1	290	292

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

In fiscal 2021, EA changed the way in which it presents net revenue. Periods prior to the first quarter of fiscal 2021 have been recast for comparability to align with these changes. For more information please see the Financial Reporting FAQ on our Investor Relations Website.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in $ millions)

	March 31, 2021	March 31, 2020[2]
ASSETS
Current assets:
Cash and cash equivalents	5,260	3,768
Short-term investments	1,106	1,967
Receivables, net	521	461
Other current assets	326	321
Total current assets	7,213	6,517
Property and equipment, net	491	449
Goodwill	2,868	1,885
Acquisition-related intangibles, net	309	53
Deferred income taxes, net	2,045	1,903
Other assets	362	305
TOTAL ASSETS	13,288	11,112
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	96	68
Accrued and other current liabilities	1,341	1,052
Deferred net revenue (online-enabled games)	1,527	945
Senior notes, current, net	—	599
Total current liabilities	2,964	2,664
Senior notes, net	1,876	397
Income tax obligations	315	373
Deferred income taxes, net	43	1
Other liabilities	250	216
Total liabilities	5,448	3,651

Stockholders’ equity:
Common stock	3	3
Retained earnings	7,887	7,508
Accumulated other comprehensive loss	(50)	(50)
Total stockholders’ equity	7,840	7,461
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	13,288	11,112

2Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in $ millions)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2021	2020	2021	2020
OPERATING ACTIVITIES
Net income	76	418	837	3,039
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	58	39	181	150
Acquisition-related contingent consideration	—	5	—	5
Stock-based compensation	109	91	435	347
Change in assets and liabilities
Receivables, net	268	340	(41)	164
Other assets	(42)	(41)	(70)	35
Accounts payable	(11)	(3)	18	(36)
Accrued and other liabilities	(109)	(145)	136	119
Deferred income taxes, net	(125)	(78)	(143)	(1,871)
Deferred net revenue (online-enabled games)	147	(128)	581	(155)
Net cash provided by operating activities	371	498	1,934	1,797
INVESTING ACTIVITIES
Capital expenditures	(31)	(40)	(124)	(140)
Proceeds from maturities and sales of short-term investments	1,598	767	3,686	2,142
Purchase of short-term investments	(772)	(738)	(2,828)	(3,359)
Acquisitions, net of cash acquired	(1,239)	—	(1,239)	—
Net cash used in investing activities	(444)	(11)	(505)	(1,357)
FINANCING ACTIVITIES
Proceeds from issuance of senior notes, net of issuance costs	1,478	—	1,478	—
Payment of senior notes	(600)	—	(600)	—
Proceeds from issuance of common stock	30	28	86	62
Cash dividends paid	(49)	—	(98)	—
Cash paid to taxing authorities for shares withheld from employees	(8)	(5)	(152)	(91)
Repurchase and retirement of common stock	(325)	(291)	(729)	(1,207)
Payment of contingent consideration	—	(32)	—	(122)
Net cash provided by (used in) financing activities	526	(300)	(15)	(1,358)
Effect of foreign exchange on cash and cash equivalents	35	(22)	78	(22)
Change in cash and cash equivalents	488	165	1,492	(940)
Beginning cash and cash equivalents	4,772	3,603	3,768	4,708
Ending cash and cash equivalents	5,260	3,768	5,260	3,768

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions, except per share data)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY20	FY21	FY21	FY21	FY21	Change
Net revenue
Net revenue	1,387	1,459	1,151	1,673	1,346	(3%)
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[1]	(131)	(69)	(241)	727	144
Gross profit
Gross profit	1,118	1,171	865	1,072	1,027	(8%)
Gross profit (as a % of net revenue)	81%	80%	75%	64%	76%
GAAP-based financial data
Acquisition-related expenses	3	—	—	—	4
Change in deferred net revenue (online-enabled games)[1]	(131)	(69)	(241)	727	144
Stock-based compensation	1	1	2	1	1
Operating income
Operating income	401	471	149	251	175	(56%)
Operating income (as a % of net revenue)	29%	32%	13%	15%	13%
GAAP-based financial data
Acquisition-related expenses	9	5	6	5	18
Change in deferred net revenue (online-enabled games)[1]	(131)	(69)	(241)	727	144
Stock-based compensation	91	102	113	111	109
Net income
Net income	418	365	185	211	76	(82%)
Net income (as a % of net revenue)	30%	25%	16%	13%	6%
GAAP-based financial data
Acquisition-related expenses	9	5	6	5	18
Change in deferred net revenue (online-enabled games)[1]	(131)	(69)	(241)	727	144
Stock-based compensation	91	102	113	111	109
Tax rate used for management reporting	18%	18%	18%	18%	18%
Diluted earnings per share	1.43	1.25	0.63	0.72	0.26	(82%)
Number of diluted shares used in computation
Basic	290	288	289	290	288
Diluted	292	292	293	292	290

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

In fiscal 2021, EA changed the way in which it presents net revenue. Periods prior to the first quarter of fiscal 2021 have been recast for comparability to align with these changes. For more information please see the Financial Reporting FAQ on our Investor Relations Website.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY20	FY21	FY21	FY21	FY21	Change
QUARTERLY NET REVENUE PRESENTATIONS
Net revenue by composition
Full game downloads	211	223	163	347	185	(12%)
Packaged goods	145	136	119	375	65	(55%)
Full game	356	359	282	722	250	(30%)
Live services and other	1,031	1,100	869	951	1,096	6%
Total net revenue	1,387	1,459	1,151	1,673	1,346	(3%)
Full game	26%	25%	25%	43%	19%
Live services and other	74%	75%	75%	57%	81%
Total net revenue %	100%	100%	100%	100%	100%
GAAP-based financial data
Full game downloads	(21)	(5)	(2)	53	(19)
Packaged goods	(67)	(67)	(14)	83	(44)
Full game	(88)	(72)	(16)	136	(63)
Live services and other	(43)	3	(225)	591	207
Total change in deferred net revenue (online-enabled games) by composition[1]	(131)	(69)	(241)	727	144

Net revenue by platform
Console	928	932	714	1,191	879	(5%)
PC & Other	274	325	249	326	295	8%
Mobile	185	202	188	156	172	(7%)
Total net revenue	1,387	1,459	1,151	1,673	1,346	(3%)
GAAP-based financial data
Console	(143)	(108)	(201)	619	71
PC & Other	7	15	(24)	73	51
Mobile	5	24	(16)	35	22
Total change in deferred net revenue (online-enabled games) by platform[1]	(131)	(69)	(241)	727	144

1The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

In fiscal 2021, EA changed the way in which it presents net revenue. Periods prior to the first quarter of fiscal 2021 have been recast for comparability to align with these changes. For more information please see the Financial Reporting FAQ on our Investor Relations Website.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in $ millions)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY20	FY21	FY21	FY21	FY21	Change
CASH FLOW DATA
Operating cash flow	498	378	61	1,124	371	(26%)
Operating cash flow - TTM	1,797	2,017	2,041	2,061	1,934	8%
Capital expenditures	40	38	25	30	31	(23%)
Capital expenditures - TTM	140	133	131	133	124	(11%)
Repurchase and retirement of common stock	291	78	—	326	325	12%
Cash dividends paid	—	—	—	49	49	100%
DEPRECIATION
Depreciation expense	31	31	32	37	38	23%
BALANCE SHEET DATA
Cash and cash equivalents	3,768	4,013	4,059	4,772	5,260
Short-term investments	1,967	1,947	1,972	1,938	1,106
Cash and cash equivalents, and short-term investments	5,735	5,960	6,031	6,710	6,366	11%
Receivables, net	461	507	423	778	521	13%
STOCK-BASED COMPENSATION
Cost of revenue	1	1	2	1	1
Research and development	59	66	74	74	71
Marketing and sales	10	11	12	11	12
General and administrative	21	24	25	25	25
Total stock-based compensation	91	102	113	111	109